                                                                   Exhibit 10.6

                              COMPLETEL EUROPE N.V.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT made as of this 14th day of March, 2001, between CompleTel Europe N.V., a Netherlands corporation (the "Company"), and Timothy
A. Samples (the "Option Holder").

                                    RECITALS

     A. The Option Holder is employed by CableTel Management, Inc., a Colorado corporation ("CableTel"), pursuant to an Employment Agreement dated as of February 26, 2001, as such agreement may be amended from time to time (the "Employment Agreement"). CableTel is a wholly-owned subsidiary of CompleTel LLC.

     B. CableTel provides management and consulting personnel to the Company and its subsidiaries. References in this Agreement to the "Company" shall include the Company's subsidiaries. In connection with his employment by CableTel, CableTel has seconded the Option Holder to CompleTel Headquarters UK Ltd. ("CompleTel UK"), a wholly -owned subsidiary of the Company, to serve as Managing Director and Chief Executive Officer of the Company under the terms and conditions of the Employment Agreement and a Secondment Agreement among CableTel, the Option Holder, and CompleTel UK.

     C. In consideration of the Option Holder's performance of services for the Company, the Company has determined that it is in the best interests of the Company to grant the Option Holder an option to purchase ordinary shares of the Company on the terms and conditions set forth below.

                           NON-QUALIFIED STOCK OPTION

     1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Option Holder an option (the "Option") to purchase an aggregate of 1,500,000 ordinary shares (E.10 nominal value) of the Company (the "Stock") at an exercise price per share determined as described in paragraph 2 (the "Option Price"). The Option is granted under the CompleTel 2000 Stock Option Plan as amended December 20, 2000 (the "Plan") and shall be governed by the terms of the Plan to the extent not provided otherwise in this Agreement. If there is any inconsistency between the terms of this Agreement and the Plan, the terms of this Agreement shall control.

     2.     REQUIREMENTS FOR EXERCISE; VESTING.

            (a) IN GENERAL. Except as otherwise provided herein, the Option shall be granted and become vested and be exercisable as provided in this
Section 2.

            (b) GRANT. On March 14, 2001, the Company granted to Option Holder an Option to acquire an aggregate of 1,500,000 shares of Stock. The number of shares of Stock shall not be adjusted for any subsequent stock issuances or dilutive event except as provided in Section 4.

            (c)  PRICE. The price per share shall be E3.94.

            (d) VESTING. The Option will vest in increments of 375,000 shares on each of the first four anniversaries of the Effective Date if the Option Holder is still in the employ of the Company on such dates.

            (e) VESTING IS CUMULATIVE. Except as set forth in Section 5 hereof, the Option shall not be exercisable as to any shares of Stock as to which the vesting requirements of this Section 2 shall not be satisfied, regardless of the circumstances under which the Option Holder's employment by the Company shall be terminated. The number of shares of Stock as to which the Option may be exercised shall be cumulative, so that once the Option shall become vested and exercisable as to any shares of Stock it shall continue to be vested and exercisable as to such shares until expiration or termination of the Option as provided in Section 6 hereof. If at any time the number of shares of Stock that are covered by the vested and exercisable portion of the Option includes a fractional share, the number of shares of Stock as to which the Option shall be actually vested and exercisable shall be rounded down to the next whole share of Stock.

     3. METHOD FOR EXERCISING THE OPTION. The Option may be exercised only by delivery of written notice of exercise, together with payment of the Option Price as provided below, in person or through certified or registered mail, fax or overnight delivery to the Company at the following address:
CompleTel Europe N.V., Attention: Chief Financial Officer, Tour Egee, 9-11 allee de L'Arche; 92671 Courbevoie, Cedex, France, or such other address as shall be furnished in writing to the Option Holder by the Company. Such written notice shall specify that the Option is being exercised, and the number of shares of Stock with respect to which the Option is exercised, and shall be accompanied by payment of the Option Price.

            The Company may require the Option Holder, as a condition of exercise of this Option, to give written assurance in substance and form satisfactory to the Company and its counsel to the effect that the Option Holder is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

            The issuance or transfer of such Stock shall take place at the address of the Company set forth above upon delivery of the notice of exercise, at which time the Option Price for the Stock shall be paid in full in lawful currency (i) by certified or cashier's check payable to the Company's order, or (ii) by wire transfer to such account as may be specified by the Company for this purpose, or (iii) at the election of the Employee and subject to acceptance of the Company, by selling and transferring to the Company a number of shares of Stock then owned by the Option Holder the Fair Market Value of which equals the Option Price of the Stock to be purchased pursuant to the Option; provided, however, that no Option may be exercised by sale to the Company of such Stock, unless such Stock has been held by the Option Holder for more than six (6) months and provided the Company is able by applicable Dutch law to purchase such Stock. For purposes of this Option, the Fair Market Value of any shares of Stock delivered pursuant to (iii) hereof shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used pursuant to (iii) hereof.

            Upon such notice to the Company and payment of the Option Price, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Stock so purchased shall be issued by the Company and delivered to the Option Holder; provided however, the Company shall be under no obligation to issue a certificate or certificates representing the Stock so purchased until the Option Holder has made arrangements satisfactory to the Company for the payment of any withholding or other taxes that arise or become payable as a result of the exercise of the Option.

            For purposes of this Agreement, Fair Market Value shall mean the average of the closing prices of the Stock on the PREMIER MARCHE of the PARIS BOURSE SBF SA for the thirty (30) consecutive trading days prior to the date on which fair market value is determined.

     4. ADJUSTMENT OF THE OPTION. The number of shares subject to the Option and the Option Price shall be adjusted according to Section 4.2 of the Plan, as such Section is modified by Appendix C to the Plan.

     5.     ACCELERATION OF VESTING

            (a) ACCELERATION OF VESTING UPON CHANGE IN CONTROL. Upon a Change in Control of the Company (as defined below) all 1,500,000 Option's shall become fully vested without regard to the provisions of Section 2 above. Following a Change in Control of the Company, the Option may be exercised as provided in the Plan.

            A "Change in Control" will be deemed to have occurred if (i) an individual, entity or group, as defined by Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), that does not now beneficially own at least ten percent (10%) of the Company's shares, acquires beneficially more than fifty percent (50%) of the outstanding shares of the Company; (ii) a merger, acquisition or sale of all or substantially all of the assets of the Company occurs, in which existing beneficial shareholders of the Company do not beneficially own at least fifty percent (50%) of the surviving, successor or acquiring company's common equity, or (iii) the incumbent

Supervisory Board of the Company ceases to constitute a majority of the Company's Board, except for directors elected or approved by the incumbent board or its successors.

     (b) ACCELERATION OF VESTING UPON TERMINATION WITHOUT CAUSE (AS DEFINED IN THE EMPLOYMENT AGREEMENT DATED AS OF 26 FEBRUARY 2001).

     A termination without cause shall occur if the Company delivers a notice of termination without cause to the Option Holder.

     The Company may terminate Option Holder's employment without cause by delivering to Option Holder written notice of termination. If Option Holder is discharged without cause before the first anniversary of the Effective Date, the Option Holder shall be entitled to receive two full years of vesting and the options shall be exercisable for two years following such date of termination. After the first anniversary date and until the third anniversary date, if Option Holder is discharged for termination without cause, Option Holder shall be entitled to receive one additional year of vesting and the options shall be exercisable for two years following such date of termination.

     6. EXPIRATION AND TERMINATION OF THE OPTION. The Option shall expire on the tenth (10th) anniversary of the Effective Date, (the period from the Effective Date to the expiration date is the "Option Period") or prior to such time as follows:

            (a) TERMINATION FOR CAUSE. If the employment of the Option Holder by the Company is terminated for "cause," within the Option Period, the unvested portion of the Option shall become void, shall be forfeited and shall terminate immediately upon the termination of employment of the Option Holder. The portion of the Option that vested prior to the termination of employment may be exercised within thirty (30) days of termination and not thereafter. Any one or more of the following events shall constitute "cause":
(i) conviction of (or pleading NOLO CONTENDERE or equivalent) to a felony or serious misdemeanor or the equivalent under the laws of another jurisdiction;
(ii) the Option Holder's willful misconduct, gross negligence, or perpetration of or participation in a fraud or the equivalent under the laws of another jurisdiction, where such acts are materially injurious to the Company; (iii) the Option Holder's material breach of the provisions of the Employment Agreement relating to confidentiality, noncompetition, nonsolicitation, or the Company's Foreign Corrupt Practices Act policy; or
(iv) the Option Holder's continuous nonfeasance with regard to the Option Holder's duties, after notice, an opportunity for the Option Holder to appear before the Company's Supervisory Board, and a reasonable opportunity for the Option Holder to perform.

            (b) TERMINATION FOR DISABILITY. If the Option Holder becomes disabled, the shares subject to the Option that would have vested during the twelve (12) months following the date of disability, if any, shall vest, and the Option may be exercised by the Option Holder within one year following the date of Option Holder's termination on account of disability pursuant to the Employment Agreement (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable pursuant to this paragraph. For purposes of this Section 6(b), the Option Holder shall be "disabled" if he is unable to effectively perform the duties required under the Employment Agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death within twelve (12) months or which has lasted or can be expected to last for a continuous period of not less than six (6) months.

            (c) TERMINATION FOR DEATH. If the Option Holder dies during the Option Period, the shares subject to the Option that would have vested during the twelve (12) months following the date of death, if any, shall vest, and the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable pursuant to this paragraph.

            (d) TERMINATION FOR OTHER REASONS. If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) within the Option Period for any reason other than cause, disability, death, or by the Option Holder for Good Reason as defined in the Employment Agreement dated as of 26 February 2001, the Option may be exercised by the Option Holder within thirty (30) days following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

            (e) FORFEITURE OF UNEXERCISED OPTIONS IN CERTAIN CIRCUMSTANCES. Notwithstanding the foregoing provisions of this Section 6, if, at any time within the term of this Option, the Option Holder engages in any activity in competition with any activity of the Company, or inimical, contrary, or harmful to the interests of the Company, including but not limited to: (A) conduct related to the Option Holder's employment for which either criminal or civil penalties against the Option Holder may be sought, (B) violation of Company policies, including, without limitation, the Company's insider trading policy, (C) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former or future employee of the Company, (D) disclosing or misusing any confidential information or material concerning the Company, or (E) participating in a hostile takeover attempt targeting the Company, then this Option shall become void, shall be forfeited and shall terminate effective the date on which the Option Holder enters into such activity, unless terminated sooner by operation of another term or condition of this Option or the Plan. The provisions of this subsection may be waived only if the Company determines in its sole discretion that such action is in the best interests of the Company.

     7.     TRANSFERABILITY.

            (a) IN GENERAL. The Option may not be transferred except by will or pursuant to the laws of descent and distribution or pursuant to subsection 7(b) below, and it shall be exercisable during the Option Holder's life only by him, or in the event of his disability or incapacity, by his guardian or legal representative, and after his death, only by those entitled to do so under his will or the applicable laws of descent and distribution. Except as specifically provided herein, upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, or upon the levy of any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.

            (b) TRANSFER TO CERTAIN FAMILY MEMBERS. The Option Holder may transfer the Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners (the "InterVivos Transferee"). Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Agreement, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised; provided however, that the InterVivos Transferee may not pay the Option Price by selling shares to the Company as described in subsection 3(iii). The Company may require the Option Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Company. Except to the extent provided otherwise in this Agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Agreement and the Plan.

     8. LIMITATION OF RIGHTS. The Option Holder, an InterVivos Transferee, or his successor shall have no rights as a stockholder with respect to the shares of Stock covered by this Option until the Option Holder, an InterVivos Transferee or his successors become the holder of record of such shares.

     9. STOCK RESERVE. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement, and the Company shall pay all original issue taxes (if any) on the exercise of the Option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

     10. WITHHOLDING. The issuance of Stock pursuant to the exercise of this Option shall be subject to the requirement that the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional income and other tax withholding applicable to the exercise of the Option.

     11.    MISCELLANEOUS.

            (a) NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed :

                 (i) If to the Company, to CompleTel Europe N.V., Tour Egee, 9-11 allee de L'Arche; 92671 Courbevoie, Cedex, France, Attn.: Chief Financial Officer or at such other address as may have been furnished to the Option Holder in writing by the Company; or

                 (ii)   If to the Option Holder, to the Option Holder at
     59 Frognal, London, NW3 6YA, England, or at other address as may have been furnished to the Company by the Option Holder.

Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

            (b) AMENDMENT. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Option Holder.

            (c) COMPLIANCE WITH SECURITIES LAWS. This Agreement shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any the law of any state or country, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or acquisition of such shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or obtain such listing, registration or qualification.

            (d) CONSTRUCTION; SEVERABILITY. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

            (e) WAIVER. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

            (f) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

            (g) RIGHTS TO EMPLOYMENT. Nothing contained in this Agreement shall be construed as giving the Option Holder any right to be retained in the employ of the Company or any parent, subsidiary or affiliate of the Company and this Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Stock and the Option.

            (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, United States, subject to any United Kingdom labor law provisions that may apply in the case of an employee seconded to the United Kingdom by an employer not established in the United Kingdom.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        COMPLETEL EUROPE N.V.

                                        By
                                        ---------------------------------------


                                        OPTION HOLDER


                                        ---------------------------------------
                                        Timothy A. Samples